Year End 2019 Supplemental Financial Information December 31, 2019 Host Hotels & Resorts, Inc. Exhibit 99.2

Table of Contents

		PAGE NO.
I.	Overview	
	i. About Host Hotels & Resorts	3
	ii. Forward-Looking Statements	4
	iii. Comparable Hotel Operating Statistics and Non-GAAP Financial Measures	4
II.	Corporate Financial Information	
	i. Condensed Consolidated Balance Sheets (unaudited) December 31, 2019 and December 31, 2018	6
	ii. Condensed Consolidated Statements of Operations (unaudited) Quarter and Year Ended December 31, 2019 and 2018	7
	iii. Earnings per Common Share (unaudited) Quarter and Year Ended December 31, 2019 and 2018	8
	iv. Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre	9
	v. Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	10
III.	Property Level Data	
	i. Comparable Hotel Results	12
	ii. Comparable Hotel Results by Location in Nominal US$	15
	iii. Top 40 Domestic Hotels by Total RevPAR for the Year Ended December 31, 2019	23
IV.	Capitalization	
	i. Comparative Capitalization	26
	ii. Consolidated Debt Summary	27
	iii. Consolidated Debt Maturity	28
	iv. Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio	29
	vi. Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio	30
	vii. Reconciliation of GAAP Interest Coverage Ratio to EBITDA to Interest Coverage Ratio	31
	viii. Ground Lease Summary	32
	ix. 2019 Dispositions	33
V.	2020 Outlook	
	i. 2020 Outlook	35
	ii. Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2020 Forecasts	36
	iii. Schedule of Comparable Hotel Results for 2020 Forecasts	37
VI.	Notes to Supplemental Financial Information	
	i. Forecasts	39
	ii. Comparable Hotel Operating Statistics	39
	iii. Non-GAAP Financial Measures	40

Host Hotels & Resorts

2

Overview About Host Hotels & Resorts Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 75 properties in the United States and five properties internationally totaling approximately 46,500 rooms. The Company also holds non-controlling interests in six domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com. Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of December 31, 2019, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. Host Hotels & Resorts Corporate Headquarters Host Hotels & Resorts, Inc. 4747 Bethesda Avenue, Suite 1300 Bethesda, MD 20814 Phone: 240-744-1000 Website: www.hosthotels.com Contacts James F. Risoleo, Chief Executive Officer Tejal Engman, Vice President Investor Relations Analyst Coverage Bank of America Merrill Lynch Shaun Kelley 646-855-1005 shaun.kelley@baml.com Barclays Capital Anthony Powell 212-526-8768 anthony.powell@barclays.com BMO Capital Markets Ari Klein 212-885-4103 ari.klein@bmo.com BTIG James Sullivan 212-738-6139 jsullivan@btig.com Capital One Securities Neil Malkin 571-633-8191 neil.malkin@capitalone.com Citi Investment Research Smedes Rose 212-816-6243 smedes.rose@citi.com Deutsche Bank Securities Chris Woronka 212-250-9376 Chris.Woronka@db.com Evercore ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com Goldman Sachs & Co. Stephen Grambling 212-902-7832 Stephen.Grambling@gs.com Green Street Advisors Lukas Hartwich 949-640-8780 lhartwich@greenstreetadvisors.com Instinet LLC Harry Curtis 212-310-5414 Harry.curtis@instinet.com Jefferies David Katz 212-323-3355 dkatz@jefferies.com J.P. Morgan Securities Joe Greff 212-622-0548 Joseph.greff@jpmorgan.com Morgan Stanley & Co. Thomas Allen 212-761-3356  Thomas.Allen@morganstanley.com Raymond James & Associates Bill Crow 727-567-2594 Bill.crow@raymondjames.com RBC Capital Markets Wes Golladay 440-715-2650 Wes.Golladay@rbccm.com Robert W. Baird Mike Bellisario 414-298-6130 mbellisario@rwbaird.com Stifel, Nicolaus & Co. Simon Yarmak 443-224-1345 yarmaks@stifel.com SunTrust Robert Humphrey C. Patrick Scholes 212-319-3915 Patrick.scholes@suntrust.com UBS Securities LLC Robin Farley 212-713-2060 Robin.farley@ubs.com Wells Fargo Securities LLC Dori Kesten 617-603-4233 dori.kesten@wellsfargo.com Wolfe Research Jared Shojaian 214-699-4506 jshojaian@wolferesearch.com The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations.

Overview Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of February 19, 2020, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Comparable Hotel Operating Statistics and Non-GAAP Financial Measures To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. See the Notes to Supplemental Financial Information for the details on how we determine our comparable hotel set. Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA (for both the Company and hotel level), (iii) EBITDAre and Adjusted EBITDAre, (iv) Net Operating Income (NOI) and (v) Comparable Hotel Property Level Operating Results (and the related margins). Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage and fixed charge coverage ratios, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. Host Hotels & Resorts

Corporate Financial Information Host Hotels & Resorts

Corporate Financial Information Condensed Consolidated Balance Sheets (unaudited, in millions, except shares and per share amounts) Host Hotels & Resorts December 31, 2019 December 31, 2018 ASSETS Property and equipment, net $9,671 $9,760 Right-of-use assets(1) 595 — Assets held for sale — 281 Due from managers 63 71 Advances to and investments in affiliates 56 48 Furniture, fixtures and equipment replacement fund 176 213 Other 171 175 Cash and cash equivalents 1,573 1,542 Total assets $12,305 $12,090 LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY Debt Senior notes $2,776 $2,782 Credit facility, including term loans of $997 and $998, respectively 989 1,049 Other debt 29 6 Total debt 3,794 3,837 Lease liabilities(1) 606 — Accounts payable and accrued expenses 263 293 Other 175 266 Total liabilities 4,838 4,396 Redeemable non-controlling interests - Host Hotels & Resorts, L.P. 142 128 Host Hotels & Resorts, Inc. stockholders’ equity: Common stock, par value $.01, 1,050 million shares authorized, 713.4 million shares and 740.4 million shares issued and outstanding, respectively 7 7 Additional paid-in capital 7,675 8,156 Accumulated other comprehensive loss (56) (59) Deficit (307) (610) Total equity of Host Hotels & Resorts, Inc. stockholders 7,319 7,494 Non-redeemable non-controlling interests—other consolidated partnerships 6 72 Total equity 7,325 7,566 Total liabilities, non-controlling interests and equity $12,305 $12,090 ___________ (1) On January 1, 2019, we adopted Accounting Standard Update No. 2016-02, Leases (Topic 842), as amended. The new standard requires that all leases, including operating leases, be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized right of use assets of $595 million and lease liabilities of $606 million as of December 31, 2019. The adoption did not affect our statement of operations.

Corporate Financial Information Condensed Consolidated Statements of Operations (unaudited, in millions, except per share amounts) Host Hotels & Resorts Quarter ended December 31, Year ended December 31, 2019 2018 2019 2018 Revenues Rooms $813 $856 $3,431 $3,547 Food and beverage 424 417 1,647 1,616 Other 97 88 391 361 Total revenues 1,334 1,361 5,469 5,524 Expenses Rooms 209 222 873 918 Food and beverage 285 281 1,120 1,103 Other departmental and support expenses 314 330 1,295 1,302 Management fees 62 60 239 243 Other property-level expenses 97 100 365 387 Depreciation and amortization 175 165 676 944 Corporate and other expenses 27 22 107 104 Gain on insurance and business interruption settlements (1) (7) (5) (7) Total operating costs and expenses 1,168 1,173 4,670 4,994 Operating profit 166 188 799 530 Interest income 9 7 32 15 Interest expense (90) (42) (222) (176) Other gains/(losses) 4 235 340 902 Loss on foreign currency transactions and derivatives (1) — (1) — Equity in earnings of affiliates 1 5 14 30 Income before income taxes 89 393 962 1,301 Provision for income taxes (8) (87) (30) (150) Net income 81 306 932 1,151 Less: Net income attributable to non-controlling interests (1) (3) (12) (64) Net income attributable to Host Inc. $80 $303 $920 $1,087 Basic and diluted earnings per common share $ .11 $ .41 $1.26 $1.47

Corporate Financial Information Earnings per Common Share (unaudited, in millions, except per share amounts) ___________ (1) Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period. Host Hotels & Resorts Quarter ended December 31, Year ended December 31, 2019 2018 2019 2018 Net income $81 $306 $932 $1,151 Less: Net income attributable to non-controlling interests (1) (3) (12) (64) Net income attributable to Host Inc. $80 $303 $920 $1,087 Basic weighted average shares outstanding 716.3 740.3 730.3 739.8 Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market .8 .7 .8 .8 Diluted weighted average shares outstanding (1) 717.1 741.0 731.1 740.6 Basic and diluted earnings per common share $.11 $.41 $1.26 $1.47

Corporate Financial Information (unaudited, in millions) Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre (1) (1) See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures. (2) Reflects the sale of 14 hotels in 2019 and four hotels, the New York Marriott Marquis retail area and the European Joint Venture (“Euro JV”) in 2018. (3) Represents our share of earnings and pro rata EBITDAre from the Euro JV. We sold our interest on December 21, 2018.   Host Hotels & Resorts Quarter ended December 31, Year ended December 31, 2019 2018 2019 2018 Net income $81 $306 $932 $1,151 Interest expense 90 42 222 176 Depreciation and amortization 167 165 662 684 Income taxes 8 87 30 150 EBITDA 346 600 1,846 2,161 Gain on dispositions (2) (2) (238) (334) (903) Non-cash impairment expense 8 — 14 260 Equity investment adjustments: Equity in earnings of Euro JV (3) — (3) — (14) Equity in earnings of affiliates other than Euro JV (1) (2) (14) (16) Pro rata EBITDAre of Euro JV (3) — 9 — 45 Pro rata EBITDAre of equity investments other than Euro JV 4 6 26 29 EBITDAre 355 372 1,538 1,562 Adjustments to EBITDAre: Gain on property insurance settlement — — (4) — Adjusted EBITDAre $355 $372 $1,534 $1,562 ___________

Corporate Financial Information

Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share(1)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,	
	2019	2018	2019	2018
Net income	$81	$306	$932	$1,151
Less: Net income attributable to non-controlling interests	(1)	(3)	(12)	(64)
Net income attributable to Host Inc.	80	303	920	1,087
Adjustments:				
Gain on dispositions (2)	(2)	(238)	(334)	(903)
Tax on dispositions	(3)	84	(6)	113
Gain on property insurance settlement	—	—	(4)	—
Depreciation and amortization	164	164	657	680
Non-cash impairment expense	—	—	6	260
Equity investment adjustments:				
Equity in earnings of affiliates	(1)	(5)	(14)	(30)
Pro rata FFO of equity investments	4	9	20	53
Consolidated partnership adjustments:				
FFO adjustment for non-controlling partnerships	—	(2)	—	50
FFO adjustments for non-controlling interests of Host L.P.	(2)	—	(3)	(2)
NAREIT FFO (3)	240	315	1,242	1,308
Adjustments to NAREIT FFO:				
Loss on debt extinguishment	53	—	57	—
Loss attributable to non-controlling interests	(1)	—	(1)	—
Adjusted FFO	$292	$315	$1,298	$1,308
For calculation on a per share basis (4):				
Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	717.1	741.0	731.1	740.6
Diluted earnings per common share	$.11	$.41	$1.26	$1.47
NAREIT FFO per diluted share	$.33	$.43	$1.70	$1.77
Adjusted FFO per diluted share	$.41	$.43	$1.78	$1.77

(1-2) Refer to the corresponding footnote on the Reconciliation of Net Income to EBITDA, EBITDA*re* and Adjusted EBITDA*re*.

(3) Effective January 1, 2019, we adopted NAREIT's Funds From Operations White Paper – 2018 Restatement. The adoption did not result in a change in the way we calculate NAREIT FFO. See the Notes to Supplemental Financial Information for a description of NAREIT FFO.

(4) Diluted earnings per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

Host Hotels & Resorts

10

Property Level Data Host Hotels & Resorts

Property Level Data (unaudited, in millions, except hotel statistics) Comparable Hotel Results (1) Host Hotels & Resorts Quarter ended December 31, Year ended December 31, 2019 2018 2019 2018 Number of hotels 72 72 72 72 Number of rooms 41,279 41,279 41,279 41,279 Change in comparable hotel Total RevPAR (2) - Constant US$ 1.9% — 1.0% — Nominal US$ 1.8% — 0.9% — Change in comparable hotel RevPAR (3) - Constant US$ (0.1)% — (0.6)% — Nominal US$ (0.1)% — (0.7)% — Operating profit margin (4) 12.4% 13.8% 14.6% 9.6% Comparable hotel EBITDA margin (4) 28.1% 28.2% 29.0% 29.05% Food and beverage profit margin (4) 32.8% 32.6% 32.0% 31.7% Comparable hotel food and beverage profit margin (4) 34.6% 34.8% 33.2% 33.5% Net income $81 $306 $932 $1,151 Depreciation and amortization 175 165 676 944 Interest expense 90 42 222 176 Provision for income taxes 8 87 30 150 Gain on sale of property and corporate level income/expense 14 (225) (278) (843) Non-comparable hotel results, net (5) (56) (67) (307) (312) Comparable hotel EBITDA $312 $308 $1,275 $1,266

Property Level Data (unaudited, in millions, except hotel statistics) Comparable Hotel Results (1) (continued) Host Hotels & Resorts Quarter ended December 31, 2019 Quarter ended December 31, 2018 Adjustments Adjustments GAAP Results Non-comparable hotel results, net (5) Depreciation and corporate level items Comparable Hotel Results GAAP Results Non-comparable hotel results, net (5) Depreciation and corporate level items Comparable Hotel Results Revenues Room $813 $(133) $— $680 $856 $(175) $— $681 Food and beverage 424 (68) — 356 417 (72) — 345 Other 97 (23) — 74 88 (24) — 64 Total revenues 1,334 (224) — 1,110 1,361 (271) — 1,090 Expenses Room 209 (35) — 174 222 (49) — 173 Food and beverage 285 (52) — 233 281 (56) — 225 Other 473 (82) — 391 490 (106) — 384 Depreciation and amortization 175 — (175) — 165 — (165) — Corporate and other expenses 27 — (27) — 22 — (22) — Gain on insurance and business interruption settlements (1) 1 — — (7) 7 — — Total expenses 1,168 (168) (202) 798 1,173 (204) (187) 782 Operating Profit - Comparable Hotel EBITDA $166 $(56) $202 $312 $188 $(67) $187 $308

Property Level Data

Comparable Hotel Results (1) (continued)

(unaudited, in millions, except hotel statistics)

	Year ended December 31, 2019				Year ended December 31, 2018			
		Adjustments				Adjustments		
	GAAP Results	Non-comparable hotel results, net (5)	Depreciation and corporate level items	**Comparable Hotel Results**	**GAAP Results**	Non-comparable hotel results, net (5)	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues								
Room	$3,431	$(666)	$—	$2,765	$3,547	$(763)	$—	$2,784
Food and beverage	1,647	(304)	—	1,343	1,616	(295)	—	1,321
Other	391	(102)	—	289	361	(110)	—	251
Total revenues	5,469	(1,072)	—	4,397	5,524	(1,168)	—	4,356
Expenses								
Room	873	(172)	—	701	918	(213)	—	705
Food and beverage	1,120	(223)	—	897	1,103	(224)	—	879
Other	1,899	(375)	—	1,524	1,932	(426)	—	1,506
Depreciation and amortization	676	—	(676)	—	944	—	(944)	—
Corporate and other expenses	107	—	(107)	—	104	—	(104)	—
Gain on insurance and business interruption settlements	(5)	5	—	—	(7)	7	—	—
Total expenses	4,670	(765)	(783)	3,122	4,994	(856)	(1,048)	3,090
Operating Profit - Comparable Hotel EBITDA	$799	$(307)	$783	$1,275	$530	$(312)	$1,048	$1,266

(1) See the Notes to Supplemental Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2) Total Revenue per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(4) Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the above tables.
(5) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our leased office buildings and other non-hotel income.

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Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended December 31, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA [1]
Maui/Oahu	3	1,682	$397.06	79.1%	$314.18	$71.9	$464.90	$14.5	$23.2
Jacksonville	1	446	334.64	62.4	208.94	20.4	497.75	3.6	5.8
New York	3	4,259	335.19	90.2	302.22	176.2	449.65	29.2	44.7
Phoenix	3	1,654	293.33	72.6	213.00	74.5	489.76	9.9	22.6
Washington, D.C. (CBD) [2]	5	3,238	243.16	76.6	186.27	81.8	274.75	11.6	21.4
San Diego	3	3,288	228.60	74.2	169.53	98.4	325.13	10.4	28.1
Florida Gulf Coast	3	940	245.56	71.7	175.95	29.0	335.57	2.9	6.3
Los Angeles	4	1,726	221.18	83.0	183.59	45.4	285.86	4.5	9.4
Boston	3	2,715	232.62	78.4	182.29	65.3	261.40	9.7	16.2
San Francisco/San Jose	5	2,360	232.31	76.7	178.21	55.0	253.66	9.3	16.8
Philadelphia	2	810	219.68	86.6	190.20	23.6	316.27	4.8	8.0
Seattle	2	1,315	204.05	76.8	156.81	28.2	232.64	1.2	5.2
Chicago	4	1,816	207.41	76.1	157.94	36.4	218.58	3.5	9.2
Orange County	2	925	184.62	75.1	138.66	20.6	241.42	2.9	5.3
Atlanta	4	1,682	181.35	80.1	145.28	37.3	241.06	7.3	13.2
New Orleans	1	1,333	185.82	76.5	142.21	25.7	209.94	5.9	8.5
Northern Virginia	3	1,252	211.84	67.4	142.76	32.5	282.58	6.6	9.7
San Antonio	1	512	193.44	73.6	142.40	9.2	195.85	1.7	2.6
Miami	2	843	158.51	79.5	126.01	13.5	173.97	3.0	4.5
Houston	4	1,716	176.32	70.9	124.95	29.7	188.16	4.5	9.6
Denver	3	1,340	167.45	62.9	105.31	21.5	174.21	2.0	6.0
Orlando	1	2,004	189.16	63.0	119.23	55.4	300.42	12.6	18.7
Other	5	1,924	169.86	79.6	135.24	35.7	201.89	7.0	10.7
Domestic	67	39,780	237.30	76.7	182.04	1,087.2	297.16	168.6	305.7
International	5	1,499	149.12	70.1	104.55	22.9	165.87	3.9	6.2
All Locations - Nominal US$	72	41,279	$234.37	76.5%	$179.22	$1,110.1	$292.39	$172.5	$311.9
Non-comparable hotels	8	5,391	—	—	—	224.0	—	32.1	56.3
Gain on sale of property and corporate level income/expense [1]						—		(123.6)	(22.4)
Total	80	46,670	—	—	—	$1,334.1	—	$81.0	$345.8

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

(2) CBD refers to the central business district.

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Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31, 2019						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	3	1,682	$14.5	$8.7	$—	$—	$23.2
Jacksonville	1	446	3.6	2.2	—	—	5.8
New York	3	4,259	29.2	15.5	—	—	44.7
Phoenix	3	1,654	9.9	12.7	—	—	22.6
Washington, D.C. (CBD)	5	3,238	11.6	9.8	—	—	21.4
San Diego	3	3,288	10.4	17.7	—	—	28.1
Florida Gulf Coast	3	940	2.9	3.4	—	—	6.3
Los Angeles	4	1,726	4.5	4.9	—	—	9.4
Boston	3	2,715	9.7	6.5	—	—	16.2
San Francisco/San Jose	5	2,360	9.3	7.5	—	—	16.8
Philadelphia	2	810	4.8	3.2	—	—	8.0
Seattle	2	1,315	1.2	4.0	—	—	5.2
Chicago	4	1,816	3.5	5.7	—	—	9.2
Orange County	2	925	2.9	2.4	—	—	5.3
Atlanta	4	1,682	7.3	5.9	—	—	13.2
New Orleans	1	1,333	5.9	2.6	—	—	8.5
Northern Virginia	3	1,252	6.6	3.1	—	—	9.7
San Antonio	1	512	1.7	0.9	—	—	2.6
Miami	2	843	3.0	1.5	—	—	4.5
Houston	4	1,716	4.5	5.1	—	—	9.6
Denver	3	1,340	2.0	4.0	—	—	6.0
Orlando	1	2,004	12.6	6.1	—	—	18.7
Other	5	1,924	7.0	3.7	—	—	10.7
Domestic	67	39,780	168.6	137.1	—	—	305.7
International	5	1,499	3.9	2.3	—	—	6.2
All Locations - Nominal US$	72	41,279	$172.5	$139.4	$—	$—	$311.9
Non-comparable hotels	8	5,391	32.1	24.2	—	—	56.3
Gain on sale of property and corporate level income/expense			(123.6)	3.2	90.4	7.6	(22.4)
Total	80	46,670	$81.0	$166.8	$90.4	$7.6	$345.8

16

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended December 31, 2018								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA[1]
Maui/Oahu	3	1,682	$363.85	88.4%	$321.64	$74.5	5$480.99	$17.2	$26.1
Jacksonville	1	446	330.10	62.4	205.92	20.4	496.00	3.4	5.6
New York	3	4,259	340.04	91.0	309.31	179.3	457.48	32.3	45.0
Phoenix	3	1,654	287.46	69.6	199.99	69.8	459.01	8.9	21.0
Washington, D.C. (CBD)	5	3,238	237.51	76.3	181.14	78.4	263.07	11.5	21.4
San Diego	3	3,288	236.16	77.8	183.76	99.4	328.62	14.9	32.2
Florida Gulf Coast	3	940	240.53	66.7	160.36	25.9	299.89	2.1	5.5
Los Angeles	4	1,726	214.61	85.3	183.13	44.8	282.11	4.9	10.0
Boston	3	2,715	243.18	74.4	180.90	62.4	250.17	7.2	14.9
San Francisco/San Jose	5	2,360	225.77	78.0	176.06	53.1	245.43	9.3	16.1
Philadelphia	2	810	217.30	81.7	177.53	23.0	308.98	4.3	7.3
Seattle	2	1,315	214.74	77.4	166.24	29.4	243.07	2.8	6.8
Chicago	4	1,816	212.64	76.4	162.37	36.9	222.77	4.9	10.7
Orange County	2	925	181.36	76.9	139.48	20.3	239.04	3.1	5.6
Atlanta	4	1,682	186.90	73.8	137.99	34.6	223.79	6.7	11.2
New Orleans	1	1,333	190.46	78.7	149.84	27.3	222.56	6.3	9.0
Northern Virginia	3	1,252	203.21	69.2	140.70	33.7	292.18	7.3	10.9
San Antonio	1	512	197.54	75.0	148.18	9.6	203.52	2.1	3.1
Miami	2	843	163.64	79.3	129.69	13.8	178.32	2.8	4.3
Houston	4	1,716	176.54	71.0	125.33	30.2	191.41	3.8	8.8
Denver	3	1,340	163.45	66.1	107.99	20.0	162.53	1.2	5.5
Orlando	1	2,004	184.78	61.0	112.67	47.0	255.19	5.5	11.1
Other	5	1,924	164.71	77.9	128.36	34.5	194.98	6.5	10.4
Domestic	67	39,780	237.26	76.9	182.45	1,068.3	292.13	169.0	302.5
International	5	1,499	150.69	65.4	98.53	21.4	155.16	2.5	5.1
All Locations - Nominal US$	72	41,279	$234.57	76.5%	$179.40	$1,089.7	$287.15	$171.5	$307.6
Non-comparable hotels	8	5,391	—	—	—	271.1	—	39.2	67.3
Gain on sale of property and corporate level income/expense						—		95.3	224.8
Total	80	46,670	—	—	—	$1,360.8	—	$306.0	$599.7

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

17

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31, 2018						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	3	1,682	$17.2	$8.9	$—	$—	$26.1
Jacksonville	1	446	3.4	2.2	—	—	5.6
New York	3	4,259	32.3	12.7	—	—	45.0
Phoenix	3	1,654	8.9	12.1	—	—	21.0
Washington, D.C. (CBD)	5	3,238	11.5	9.9	—	—	21.4
San Diego	3	3,288	14.9	17.3	—	—	32.2
Florida Gulf Coast	3	940	2.1	3.4	—	—	5.5
Los Angeles	4	1,726	4.9	5.1	—	—	10.0
Boston	3	2,715	7.2	7.7	—	—	14.9
San Francisco/San Jose	5	2,360	9.3	6.8	—	—	16.1
Philadelphia	2	810	4.3	3.0	—	—	7.3
Seattle	2	1,315	2.8	4.0	—	—	6.8
Chicago	4	1,816	4.9	5.8	—	—	10.7
Orange County	2	925	3.1	2.5	—	—	5.6
Atlanta	4	1,682	6.7	4.5	—	—	11.2
New Orleans	1	1,333	6.3	2.7	—	—	9.0
Northern Virginia	3	1,252	7.3	3.6	—	—	10.9
San Antonio	1	512	2.1	1.0	—	—	3.1
Miami	2	843	2.8	1.5	—	—	4.3
Houston	4	1,716	3.8	5.0	—	—	8.8
Denver	3	1,340	1.2	4.3	—	—	5.5
Orlando	1	2,004	5.5	5.6	—	—	11.1
Other	5	1,924	6.5	3.9	—	—	10.4
Domestic	67	39,780	169.0	133.5	—	—	302.5
International	5	1,499	2.5	2.6	—	—	5.1
All Locations - Nominal US$	72	41,279	$171.5	$136.1	$—	$—	$307.6
Non-comparable hotels	8	5,391	39.2	28.1	—	—	67.3
Gain on sale of property and corporate level income/expense			95.3	0.9	41.9	86.7	224.8
Total	80	46,670	$306.0	$165.1	$41.9	$86.7	$599.7

18

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Year ended December 31, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	3	1,682	$375.46	88.2%	$331.08	$308.4	$502.37	$72.5	$107.9
Jacksonville	1	446	372.94	73.5	274.07	99.9	613.80	25.0	34.1
New York	3	4,259	286.36	84.8	242.96	559.5	359.92	42.3	92.7
Phoenix	3	1,654	292.50	71.9	210.32	287.7	476.62	42.1	91.5
Washington, D.C. (CBD)	5	3,238	245.82	81.5	200.27	341.0	288.52	60.9	100.2
San Diego	3	3,288	249.41	79.4	198.02	432.6	360.49	77.3	146.1
Florida Gulf Coast	3	940	266.42	74.1	197.37	125.3	365.12	24.4	37.8
Los Angeles	4	1,726	228.14	86.5	197.26	185.7	294.81	21.4	41.4
Boston	3	2,715	237.24	81.7	193.83	266.3	268.74	45.0	72.9
San Francisco/San Jose	5	2,360	238.69	78.9	188.31	222.5	259.04	47.7	76.0
Philadelphia	2	810	217.01	85.7	185.91	90.3	305.37	15.3	28.1
Seattle	2	1,315	225.12	82.4	185.50	120.1	250.12	14.2	30.3
Chicago	4	1,816	207.67	76.2	158.19	146.6	222.83	16.7	39.3
Orange County	2	925	195.76	79.1	154.82	87.4	258.78	15.7	25.3
Atlanta	4	1,682	190.59	79.8	152.11	148.2	241.34	31.1	51.0
New Orleans	1	1,333	187.65	79.0	148.30	105.6	216.97	26.3	36.9
Northern Virginia	3	1,252	208.94	70.9	148.19	116.6	255.14	18.8	31.8
San Antonio	1	512	188.01	77.1	144.93	36.9	197.57	7.5	11.4
Miami	2	843	161.84	80.0	129.50	55.0	178.68	11.6	17.2
Houston	4	1,716	177.93	72.0	128.14	116.2	185.48	13.4	33.0
Denver	3	1,340	173.47	72.9	126.48	93.2	190.45	14.0	30.1
Orlando	1	2,004	184.12	67.9	125.02	221.4	302.71	48.3	71.4
Other	5	1,924	173.54	80.9	140.44	142.3	202.58	28.5	43.4
Domestic	67	39,780	235.37	79.2	186.42	4,308.7	296.89	720.0	1,249.8
International	5	1,499	153.01	70.9	108.44	88.0	160.74	14.7	24.7
All Locations - Nominal US$	72	41,279	$232.68	78.9%	$183.59	$4,396.7	$291.94	$734.7	$1,274.5
Non-comparable hotels	8	5,391	—	—	—	1,072.0	—	191.8	307.4
Gain on sale of property and corporate level income/expense						—		5.5	263.9
Total	80	46,670	—	—	—	$5,468.7	—	$932.0	$1,845.8

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for a reconciliation of net income to EBITDA by location.

19

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Year ended December 31, 2019						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	3	1,682	$72.5	$35.4	$—	$—	$107.9
Jacksonville	1	446	25.0	9.1	—	—	34.1
New York	3	4,259	42.3	50.4	—	—	92.7
Phoenix	3	1,654	42.1	49.4	—	—	91.5
Washington, D.C. (CBD)	5	3,238	60.9	39.3	—	—	100.2
San Diego	3	3,288	77.3	68.8	—	—	146.1
Florida Gulf Coast	3	940	24.4	13.4	—	—	37.8
Los Angeles	4	1,726	21.4	20.0	—	—	41.4
Boston	3	2,715	45.0	27.9	—	—	72.9
San Francisco/San Jose	5	2,360	47.7	28.3	—	—	76.0
Philadelphia	2	810	15.3	12.8	—	—	28.1
Seattle	2	1,315	14.2	16.1	—	—	30.3
Chicago	4	1,816	16.7	22.6	—	—	39.3
Orange County	2	925	15.7	9.6	—	—	25.3
Atlanta	4	1,682	31.1	19.9	—	—	51.0
New Orleans	1	1,333	26.3	10.6	—	—	36.9
Northern Virginia	3	1,252	18.8	13.0	—	—	31.8
San Antonio	1	512	7.5	3.9	—	—	11.4
Miami	2	843	11.6	5.6	—	—	17.2
Houston	4	1,716	13.4	19.6	—	—	33.0
Denver	3	1,340	14.0	16.1	—	—	30.1
Orlando	1	2,004	48.3	23.1	—	—	71.4
Other	5	1,924	28.5	14.9	—	—	43.4
Domestic	67	39,780	720.0	529.8	—	—	1,249.8
International	5	1,499	14.7	10.0	—	—	24.7
All Locations - Nominal US$	72	41,279	$734.7	$539.8	$—	$—	$1,274.5
Non-comparable hotels	8	5,391	191.8	115.6	—	—	307.4
Gain on sale of property and corporate level income/expense			5.5	6.5	222.4	29.5	263.9
Total	80	46,670	$932.0	$661.9	$222.4	$29.5	$1,845.8

20

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Year ended December 31, 2018								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA[1]
Maui/Oahu	3	1,682	$361.68	90.3%	$326.71	$303.0	$493.57	$70.0	$106.6
Jacksonville	1	446	364.02	74.0	269.32	97.9	601.08	23.7	32.5
New York	3	4,259	295.37	87.5	258.44	590.4	379.73	47.1	104.9
Phoenix	3	1,654	275.28	72.2	198.75	264.7	438.50	30.1	77.8
Washington, D.C. (CBD)	5	3,238	245.96	80.4	197.70	330.4	279.59	57.8	97.9
San Diego	3	3,288	247.94	82.4	204.31	424.3	353.53	78.6	147.4
Florida Gulf Coast	3	940	260.27	71.3	185.67	116.7	339.90	20.2	33.5
Los Angeles	4	1,726	228.36	87.8	200.45	186.8	296.47	23.0	43.8
Boston	3	2,715	239.17	81.3	194.41	260.8	263.15	38.6	69.8
San Francisco/San Jose	5	2,360	229.16	82.6	189.38	223.7	260.50	49.3	76.5
Philadelphia	2	810	209.57	85.0	178.20	88.3	298.53	13.6	26.5
Seattle	2	1,315	240.44	83.5	200.65	128.7	268.07	23.0	38.7
Chicago	4	1,816	213.77	78.4	167.70	149.9	228.22	22.9	46.0
Orange County	2	925	196.84	79.6	156.66	86.2	256.14	16.4	26.3
Atlanta	4	1,682	187.23	77.2	144.60	141.1	229.76	27.5	45.9
New Orleans	1	1,333	181.73	80.1	145.64	102.5	210.62	23.3	33.9
Northern Virginia	3	1,252	203.28	72.4	147.10	119.1	260.69	19.1	33.7
San Antonio	1	512	193.98	75.3	146.16	36.8	196.74	7.3	11.7
Miami	2	843	160.37	80.4	128.90	55.0	178.75	11.0	17.7
Houston	4	1,716	176.25	72.3	127.50	118.3	188.90	13.8	34.4
Denver	3	1,340	166.34	75.1	124.93	88.9	181.69	10.3	27.9
Orlando	1	2,004	184.98	70.4	130.17	217.5	297.31	44.6	67.6
Other	5	1,924	169.08	79.8	134.88	138.9	197.83	26.2	42.5
Domestic	67	39,780	234.34	80.2	187.93	4,269.9	294.25	697.4	1,243.5
International	5	1,499	158.60	66.2	105.06	86.1	157.44	11.1	22.0
All Locations - Nominal US$	72	41,279	$232.06	79.7%	$184.92	$4,356.0	$289.28	$708.5	$1,265.5
Non-comparable hotels	8	5,391	—	—	—	1,168.2	—	189.3	312.2
Gain on sale of property and corporate level income/expense						—		253.2	582.9
Total	80	46,670	—	—	—	$5,524.2	—	$1,151.0	$2,160.6

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for a reconciliation of net income to EBITDA by location.

21

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Year ended December 31, 2018						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	3	1,682	$70.0	$36.6	$—	$—	$106.6
Jacksonville	1	446	23.7	8.8	—	—	32.5
New York	3	4,259	47.1	57.8	—	—	104.9
Phoenix	3	1,654	30.1	47.7	—	—	77.8
Washington, D.C. (CBD)	5	3,238	57.8	40.1	—	—	97.9
San Diego	3	3,288	78.6	68.8	—	—	147.4
Florida Gulf Coast	3	940	20.2	13.3	—	—	33.5
Los Angeles	4	1,726	23.0	20.8	—	—	43.8
Boston	3	2,715	38.6	31.2	—	—	69.8
San Francisco/San Jose	5	2,360	49.3	27.2	—	—	76.5
Philadelphia	2	810	13.6	12.9	—	—	26.5
Seattle	2	1,315	23.0	15.7	—	—	38.7
Chicago	4	1,816	22.9	23.1	—	—	46.0
Orange County	2	925	16.4	9.9	—	—	26.3
Atlanta	4	1,682	27.5	18.4	—	—	45.9
New Orleans	1	1,333	23.3	10.6	—	—	33.9
Northern Virginia	3	1,252	19.1	14.6	—	—	33.7
San Antonio	1	512	7.3	4.4	—	—	11.7
Miami	2	843	11.0	6.7	—	—	17.7
Houston	4	1,716	13.8	20.6	—	—	34.4
Denver	3	1,340	10.3	17.6	—	—	27.9
Orlando	1	2,004	44.6	23.0	—	—	67.6
Other	5	1,924	26.2	16.3	—	—	42.5
Domestic	67	39,780	697.4	546.1	—	—	1,243.5
International	5	1,499	11.1	10.9	—	—	22.0
All Locations - Nominal US$	72	41,279	$708.5	$557.0	$—	$—	$1,265.5
Non-comparable hotels	8	5,391	189.3	122.9	—	—	312.2
Gain on sale of property and corporate level income/expense			253.2	3.7	176.4	149.6	582.9
Total	80	46,670	$1,151.0	$683.6	$176.4	$149.6	$2,160.6

22

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by Total RevPAR For the Year ended December 31, 2019

(unaudited, in millions, except hotel statistics and per room basis)

Year ended December 31, 2019

	Hotel	Location	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA (1)
1	The Ritz-Carlton, Naples	Florida Gulf Coast	450	$595.81	68.0%	$405.06	$138.3	$841.74	$32.3	$46.5
2	Andaz Maui at Wailea Resort	Maui/Oahu	301	600.56	87.5	525.47	91.2	829.82	16.7	25.9
3	1 Hotel South Beach(2)	Miami	433	615.15	79.5	488.90	143.1	820.25	25.3	48.7
4	Fairmont Kea Lani, Maui	Maui/Oahu	450	600.11	87.2	523.41	123.9	754.28	27.5	43.2
5	The Phoenician, A Luxury Collection Resort	Phoenix	645	375.68	74.6	280.36	153.4	651.46	18.4	49.9
6	The Ritz-Carlton, Amelia Island	Jacksonville	446	372.94	73.5	274.07	99.9	613.80	25.0	34.1
7	Hyatt Regency Maui Resort and Spa	Maui/Oahu	806	355.40	86.5	307.40	154.3	524.41	40.2	54.7
8	The Ritz-Carlton, Marina del Rey	Los Angeles	304	361.17	84.4	304.93	54.4	490.66	8.3	12.8
9	The Don CeSar	Florida Gulf Coast	347	294.26	74.3	218.60	57.5	453.69	11.4	19.1
10	New York Marriott Marquis	New York	1,966	320.22	87.1	278.88	318.4	443.69	37.6	63.2
11	The Westin Kierland Resort & Spa	Phoenix	732	254.93	68.0	173.35	111.6	417.63	22.9	34.1
12	W Hollywood	Los Angeles	305	291.84	83.3	243.05	45.1	404.94	1.6	9.4
13	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	341.76	62.7	214.34	43.0	399.62	7.9	12.2
14	The Logan	Philadelphia	391	253.44	80.4	203.74	54.7	383.34	8.6	18.3
15	Marriott Marquis San Diego Marina	San Diego	1,360	256.88	81.1	208.36	189.9	382.50	33.1	65.9
16	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	305.19	83.3	254.25	204.8	374.01	37.8	63.6
17	Grand Hyatt San Francisco	San Francisco/San Jose	668	323.37	87.5	283.01	88.4	362.64	10.0	22.3
18	Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	454	235.61	71.8	169.16	59.9	361.77	9.7	16.8
19	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	264.32	75.7	199.98	51.6	354.98	4.4	11.3
20	Manchester Grand Hyatt San Diego	San Diego	1,628	244.17	77.7	189.63	207.9	349.89	41.0	70.2
21	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	273.85	83.1	227.66	90.3	318.46	19.8	28.2
22	Coronado Island Marriott Resort & Spa	San Diego	300	242.75	81.0	196.68	34.9	318.28	2.9	9.6
23	Grand Hyatt Washington	Washington, D.C. (CBD)	897	241.75	83.8	202.53	103.8	317.13	16.7	32.4
24	Marina del Rey Marriott	Los Angeles	370	249.52	88.5	220.92	41.9	310.52	9.9	12.6
25	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	285.26	93.1	265.51	32.2	309.45	5.4	8.8
26	Boston Marriott Copley Place	Boston	1,144	245.67	87.4	214.79	128.2	307.13	25.9	36.8
27	Orlando World Center Marriott	Orlando	2,004	184.12	67.9	125.02	221.4	302.71	48.1	71.2
28	Axiom Hotel	San Francisco/San Jose	152	263.01	86.8	228.31	16.6	299.53	4.2	8.5
29	Sheraton New York Times Square Hotel	New York	1,780	252.54	85.2	215.19	193.2	297.32	(0.1)	18.9
30	Newport Beach Marriott Hotel & Spa	Orange County	532	203.11	78.9	160.30	54.6	281.10	15.7	19.7
31	The Westin Chicago River North	Chicago	445	252.40	77.2	194.98	43.2	274.75	3.8	9.8
32	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	206.79	89.9	185.94	77.7	269.66	10.4	24.0
33	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	232.44	84.3	196.00	44.2	263.91	10.1	12.6
34	The St. Regis Houston	Houston	232	282.43	60.1	169.83	22.2	262.70	1.0	3.1
35	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	231.27	76.9	177.82	79.7	260.49	10.8	20.6
36	New York Marriott Downtown	New York	513	268.99	75.0	201.65	47.9	256.03	4.6	10.4
37	Grand Hyatt Atlanta in Buckhead	Atlanta	439	178.60	85.8	153.24	40.7	254.13	8.7	13.5
38	The Westin Seattle	Seattle	891	217.11	82.1	178.31	81.9	251.90	9.6	19.9
39	JW Marriott Atlanta Buckhead	Atlanta	371	192.56	79.0	152.18	33.6	248.19	8.2	11.5
40	Swissôtel Chicago	Chicago	662	195.30	74.3	145.10	59.8	247.46	9.7	19.2
	Total Top 40		27,759	$282.65	80.3%	$226.90	$3,839.3	378.51	$645.1	$1,113.5 *
	Remaining 40 hotels		18,911	185.75	76.2%	141.55	1,388.6	201.23	236.1	408.4
	Pro forma adjustment for 1 Hotel South Beach (2)						(20.1)		-	(8.3)
	Gain on sale of property, sold property operations and corporate level income/ expense						260.9		50.8	24.6
	Total		46,670	—	—	—	$5,468.7	—	$932.0	$1,538.2

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property, sold property operations and corporate level income/expense". Refer to the table below for a reconciliation of net income (loss) to Hotel EBITDA. The total represents Host Hotel's EBITDAre, as defined in the Notes to Supplemental Financial Information.

(2) The Hotel EBITDA results for the 1 Hotel South Beach acquired in February 2019 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2019 and based on actual results obtained from the manager for periods prior to our ownership. For this hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

23

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by Total RevPAR Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and EBITDA*re*

(unaudited, in millions, except hotel statistics)

Year ended December 31, 2019

	Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Less: Gain on dispositions	Plus: Equity Investment Adjustments	Plus: Pro Forma Adjustments [1]	Equals: Hotel EBITDA
1	The Ritz-Carlton, Naples	Florida Gulf Coast	450	$32.3	$14.2	$-	$-	$-	$-	$-	$46.5
2	Andaz Maui at Wailea Resort	Maui/Oahu	301	16.7	9.2	-	-	-	-	-	25.9
3	1 Hotel South Beach[1]	Miami	433	25.3	15.1	-	-	-	-	8.3	48.7
4	Fairmont Kea Lani, Maui	Maui/Oahu	450	27.5	15.7	-	-	-	-	-	43.2
5	The Phoenician, A Luxury Collection Resort	Phoenix	645	18.4	31.5	-	-	-	-	-	49.9
6	The Ritz-Carlton, Amelia Island	Jacksonville	446	25.0	9.1	-	-	-	-	-	34.1
7	Hyatt Regency Maui Resort and Spa	Maui/Oahu	806	40.2	14.5	-	-	-	-	-	54.7
8	The Ritz-Carlton, Marina del Rey	Los Angeles	304	8.3	4.5	-	-	-	-	-	12.8
9	The Don CeSar	Florida Gulf Coast	347	11.4	7.7	-	-	-	-	-	19.1
10	New York Marriott Marquis	New York	1,966	37.6	25.6	-	-	-	-	-	63.2
11	The Westin Kierland Resort & Spa	Phoenix	732	22.9	11.2	-	-	-	-	-	34.1
12	W Hollywood	Los Angeles	305	1.6	7.8	-	-	-	-	-	9.4
13	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	7.9	4.3	-	-	-	-	-	12.2
14	The Logan	Philadelphia	391	8.6	9.7	-	-	-	-	-	18.3
15	Marriott Marquis San Diego Marina	San Diego	1,360	33.1	32.8	-	-	-	-	-	65.9
16	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	37.8	25.8	-	-	-	-	-	63.6
17	Grand Hyatt San Francisco	San Francisco/San Jose	668	10.0	12.3	-	-	-	-	-	22.3
18	Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	454	9.7	7.1	-	-	-	-	-	16.8
19	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	4.4	6.9	-	-	-	-	-	11.3
20	Manchester Grand Hyatt San Diego	San Diego	1,628	41.0	29.2	-	-	-	-	-	70.2
21	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	19.8	8.4	-	-	-	-	-	28.2
22	Coronado Island Marriott Resort & Spa	San Diego	300	2.9	6.7	-	-	-	-	-	9.6
23	Grand Hyatt Washington	Washington, D.C. (CBD)	897	16.7	15.7	-	-	-	-	-	32.4
24	Marina del Rey Marriott	Los Angeles	370	9.9	2.7	-	-	-	-	-	12.6
25	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	5.4	3.4	-	-	-	-	-	8.8
26	Boston Marriott Copley Place	Boston	1,144	25.9	10.9	-	-	-	-	-	36.8
27	Orlando World Center Marriott	Orlando	2,004	48.1	23.1	-	-	-	-	-	71.2
28	Axiom Hotel	San Francisco/San Jose	152	4.2	4.3	-	-	-	-	-	8.5
29	Sheraton New York Times Square Hotel	New York	1,780	(0.1)	19.0	-	-	-	-	-	18.9
30	Newport Beach Marriott Hotel & Spa	Orange County	532	15.7	4.0	-	-	-	-	-	19.7
31	The Westin Chicago River North	Chicago	445	3.8	6.0	-	-	-	-	-	9.8
32	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	10.4	13.6	-	-	-	-	-	24.0
33	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	10.1	2.5	-	-	-	-	-	12.6
34	The St. Regis Houston	Houston	232	1.0	2.1	-	-	-	-	-	3.1
35	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	10.8	9.8	-	-	-	-	-	20.6
36	New York Marriott Downtown	New York	513	4.6	5.8	-	-	-	-	-	10.4
37	Grand Hyatt Atlanta in Buckhead	Atlanta	439	8.7	4.8	-	-	-	-	-	13.5
38	The Westin Seattle	Seattle	891	9.6	10.3	-	-	-	-	-	19.9
39	JW Marriott Atlanta Buckhead	Atlanta	371	8.2	3.3	-	-	-	-	-	11.5
40	Swissôtel Chicago	Chicago	662	9.7	9.5	-	-	-	-	-	19.2
	Total Top 40		27,759	$645.1	$460.1	$-	$-	$-	$-	$8.3	$1,113.5
	Remaining 40 hotels		18,911	236.1	172.3	-	-	-	-	-	408.4
	Pro forma adjustment for 1 Hotel South Beach acquisition[1]			-	-	-	-	-	-	(8.3)	(8.3)
	Gain on sale of property, sold property operations and corporate level income/ expense			50.8	43.7	222.4	29.5	(334.1)	12.3	-	24.6
	Total		46,670	$932.0	$676.1	$222.4	$29.5	$(334.1)	$12.3	$-	$1,538.2

(1) The Hotel EBITDA results for the 1 Hotel South Beach acquired in February 2019 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2019 and based on actual results obtained from the manager for periods prior to our ownership. For this hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

24

Host Hotels & Resorts

Capitalization Host Hotels & Resorts

Capitalization

Comparative Capitalization

(in millions, except security pricing and per share amounts)

Shares/Units	As of December 31, 2019	As of September 30, 2019	As of June 30, 2019	As of March 31, 2019	As of December 31, 2018
Common shares outstanding	713.4	718.5	730.0	740.9	740.4
Common shares outstanding assuming conversion of OP Units (1)	721.0	726.2	737.8	748.6	748.1
Preferred OP Units outstanding	.01	.01	.01	.01	.02
Security pricing					
Common stock at end of quarter (2)	$18.55	$17.29	$18.22	$18.90	$16.67
High during quarter	18.86	18.46	19.88	20.14	20.97
Low during quarter	16.31	15.60	17.80	16.35	15.94
Capitalization					
Market value of common equity (3)	$13,375	$12,556	$13,443	$14,149	$12,471
Consolidated debt	3,794	4,442	3,864	3,862	3,837
Less: Cash	(1,573)	(2,030)	(1,107)	(1,082)	(1,542)
Consolidated total capitalization	15,596	14,968	16,200	16,929	14,766
Plus: Share of debt in unconsolidated investments	145	146	147	148	150
Pro rata total capitalization	$15,741	$15,114	$16,347	$17,077	$14,916

	Quarter ended December 31, 2019	Quarter ended September 30, 2019	Quarter ended June 30, 2019	Quarter ended March 31, 2019	Quarter ended December 31, 2018
Dividends declared per common share	$0.25	$0.20	$0.20	$0.20	$0.25

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, there were 7.5 million, 7.6 million, 7.6 million, 7.6 million and 7.5 million in common OP Units, respectively, held by non-controlling interests.
(2) Share prices are the closing price as reported by the New York Stock Exchange.
(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

26
Host Hotels & Resorts

Capitalization

Consolidated Debt Summary

(in millions)

Debt				
Senior debt	**Rate**	**Maturity date**	**December 31, 2019**	**December 31, 2018**
Series Z	6%	10/2021	$—	$299
Series B	5 ¼%	3/2022	—	348
Series C	4 ¾%	3/2023	447	447
Series D	3 ¾%	10/2023	398	398
Series E	4%	6/2025	497	497
Series F	4 ½%	2/2026	397	397
Series G	3 ⅞%	4/2024	397	396
Series H	3 ⅜%	12/2029	640	—
2024 Credit facility term loan	2.8%	1/2024	498	499
2025 Credit facility term loan	2.8%	1/2025	499	499
Credit facility revolver (1)	—	1/2024	(8)	51
			3,765	3,831
Other debt				
Other debt	5.0% - 8.8%	12/2020 - 02/2024	29	6
Total debt(2)(3)			$3,794	$3,837
Percentage of fixed rate debt			74%	73%
Weighted average interest rate			3.8%	4.4%
Weighted average debt maturity			5.4 years	4.2 years
Credit Facility				
Total capacity			$1,500	
Available capacity			1,500	
Assets encumbered by mortgage debt			—	

(1) There are no outstanding credit facility borrowings at December 31, 2019. Amount shown represents deferred financing costs related to the credit facility revolver.
(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2019, our share of debt in unconsolidated investments is $145 million and none of our debt is attributable to non-controlling interests.
(3) Total debt as of December 31, 2019 and December 31, 2018 includes net discounts and deferred financing costs of $35 million and $24 million, respectively.

27

Host Hotels & Resorts

Capitalization Consolidated Debt Maturity as of December 31, 2019 The term loan and revolver under our credit facility that are due in 2024 have extension options that would extend maturity of both instruments to 2025, subject to meeting certain conditions, including payment of a fee. Host Hotels & Resorts

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio The following table presents the calculation of our leverage ratio as used in the financial covenants of the credit facility: (1) The following presents the reconciliation of debt to net debt per our credit facility definition: (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDA per our credit facility definition in determining leverage ratio: Host Hotels & Resorts The following table presents the calculation of our leverage ratio using GAAP measures: GAAP Leverage Ratio December 31, 2019 Debt $3,794 Net income 932 GAAP Leverage Ratio 4.1x Leverage Ratio per Credit Facility December 31, 2019 Net debt (1) $2,321 Adjusted Credit Facility EBITDA (2) 1,490 Leverage Ratio 1.6x December 31, 2019 Debt $3,794 Less: Unrestricted cash over $100 million (1,473) Net debt per credit facility definition $2,321 Year ended December 31, 2019 Net income $932 Interest expense 222 Depreciation and amortization 662 Income taxes 30 EBITDA 1,846 Gain on dispositions (334) Non-cash impairment expense 14 Equity in earnings of affiliates (14) Pro rata EBITDAre of equity investments 26 EBITDAre 1,538 Gain on property insurance settlement (4) Adjusted EBITDAre 1,534 Pro forma EBITDA - Acquisitions 9 Pro forma EBITDA - Dispositions (64) Restricted stock expense and other non-cash items 28 Non-cash partnership adjustments (17) Adjusted Credit Facility EBITDA $1,490

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio The following tables present the calculation of our fixed charge coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: (2) The following table reconciles GAAP interest expense to adjusted interest expense per our credit facility definition and to fixed charges: Host Hotels & Resorts GAAP Fixed Charge Coverage Ratio December 31, 2019 Net income $932 Interest expense 222 GAAP Fixed Charge Coverage Ratio 4.2x Credit Facility Fixed Charge Coverage Ratio December 31, 2019 Credit Facility Fixed Charge Coverage Ratio EBITDA(1) $1,228 Fixed Charges(2) 183 Credit Facility Fixed Charge Coverage Ratio 6.7x ________ (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA. Year ended December 31, 2019 Adjusted Credit Facility EBITDA $1,490 Less: 5% of Hotel Property Gross Revenue (262) Credit Facility Fixed Charge Coverage Ratio EBITDA $1,228 Year ended December 31, 2019 GAAP Interest expense $222 Debt extinguishment costs (56) Deferred financing cost amortization (5) Capitalized interest 4 Pro forma interest adjustments (14) Adjusted Credit Facility interest expense 151 Cash taxes on ordinary income 32 Fixed Charges $183

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Interest Coverage Ratio to EBITDA to Interest Coverage Ratio __________ (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2) See Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense. This same measure is used for our senior notes. Host Hotels & Resorts EBITDA to Interest Coverage Ratio December 31, 2019 Adjusted Credit Facility EBITDA (1) $1,490 Non-controlling interest adjustment 1 Adjusted Senior Notes EBITDA $1,491 Adjusted Credit Facility interest expense (2) $151 EBITDA to Interest Coverage Ratio 9.9x The following tables presents our GAAP measures and the calculation of our interest coverage ratio as used in the senior notes indenture covenants (in millions, except ratios): GAAP Interest Coverage Ratio December 31, 2019 Net income $932 Interest expense 222 GAAP Interest Coverage Ratio 4.2x

Capitalization

Ground Lease Summary as of December 31, 2019

	Hotel	No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options [(1)]
			As of December 31, 2019			
1	Boston Marriott Copley Place	1,144	Public	N/A [(2)]	12/13/2077	12/13/2077
2	Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
3	Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4	Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5	Houston Marriott Medical Center/Museum District	395	Non-Profit	160,000	12/28/2029	12/28/2059
6	Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7	Marina del Rey Marriott	370	Public	1,991,076	3/31/2043	3/31/2043
8	Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	384,900	9/20/2082	9/20/2082
9	Marriott Marquis San Diego Marina	1,360	Public	7,650,541	11/30/2061	11/30/2083
10	Newark Liberty International Airport Marriott	591	Public	2,476,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	Public	1,230,278	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14	San Ramon Marriott	368	Private	482,144	5/29/2034	5/29/2064
15	Santa Clara Marriott	766	Private	90,932	11/30/2028	11/30/2058
16	Tampa Airport Marriott	298	Public	1,463,770	12/31/2033	12/31/2033
17	The Ritz-Carlton, Marina del Rey	304	Public	1,453,104	7/29/2067	7/29/2067
18	The Ritz-Carlton, Tysons Corner	398	Private	993,900	6/30/2112	6/30/2112
19	The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 [(3)]
20	The Westin Los Angeles Airport	747	Private	1,225,050	1/31/2054	1/31/2074 [(4)]
21	The Westin South Coast Plaza, Costa Mesa	393	Private	178,160	9/30/2025	9/30/2025
22	W Hollywood	305	Public	366,579	3/28/2106	3/28/2106
	Weighted average remaining lease term (assuming all extension options)		54 years			
	Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		66%/28%/6%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.
(4) A condition of renewal is that the hotel's occupancy compares favorably to similar hotels for the preceding three years.

32

Host Hotels & Resorts

Capitalization

2019 Property Dispositions

	Sales Price (in millions)[1]	Net income Cap Rate[4]	Cap Rate[2][4]	Net income multiple[4]	EBITDA multiple[3][4]
2019 completed sales	$1,281	4.6%	6.3%	21.6x	14.1x

(1) The table includes 14 properties that have sold as of December 31, 2019.
(2) The cap rate is calculated as the ratio between the trailing twelve month net operating income (NOI) and the sales price plus avoided capital expenditures. Avoided capital expenditures represents $202 million of estimated capital expenditure spend requirements for the properties in excess of escrow funding over the next 10 years, discounted at 8%.
(3) The EBITDA multiple is calculated as the ratio between the sales price plus avoided capital expenditures over the trailing twelve-month Hotel EBITDA. Avoided capital expenditures represents $439 million of estimated capital expenditure spend requirements for the properties including escrow funding over the next 10 years, discounted at 8%.
(4) Cap rates and multiples are based on the trailing twelve months from the disposition date of the hotel. Net income cap rate is calculated as the ratio between the trailing twelve month net income and the sales price. Net income multiple is calculated as the ratio between the sales price over the trailing twelve month Hotel net income. The following presents a reconciliation between the GAAP and non-GAAP measures. There was no interest expense or income tax related to these hotels for the periods presented.

	Trailing Twelve Months from Disposition Date (in millions)							
	Total Revenues	RevPAR	Total RevPAR	Hotel Net Income (Loss)[6]	Plus: Depreciation	Equals: Hotel EBITDA[6]	Renewal & Replacement funding	Hotel Net Operating Income
2019 completed sales	$465.6	$152.91	$215.69	$59.4	$53.9	$113.3	$(22.9)	$90.4

(5) Net income and Hotel EBITDA recorded in 2019 for completed sales totaled approximately $44 million and $64 million, respectively.

33

Host Hotels & Resorts

2020 Outlook Host Hotels & Resorts

2020 Outlook The Company estimates its 2020 operating results as compared to the prior year will change in the following range: Based upon the above parameters, the Company estimates its 2020 guidance as follows: See the 2020 Forecast Schedules and the Notes to Supplemental Financial Information for other assumptions used in the forecasts and items that may affect forecast results. Host Hotels & Resorts __________ Forecast comparable hotel results include 74 hotels that are assumed will be classified as comparable as of December 31, 2020. See the 2020 Forecast Schedules for a listing of hotels excluded from the full year 2020 comparable hotel set. Full Year 2020 Guidance Total comparable hotel RevPAR - Constant US$ (1) 0.0% to 1.0% Total revenues under GAAP (4.6)% to (3.0)% Operating profit margin under GAAP (240 bps) to (170 bps) Comparable hotel EBITDA margins (165 bps) to (125 bps) Full Year 2020 Guidance Net income (in millions) $496 to $539 Adjusted EBITDAre (in millions) $1,360 to $1,405 Diluted earnings per common share $.69 to $.75 NAREIT FFO per diluted share $1.65 to $1.71 Adjusted FFO per diluted share $1.65 to $1.71

2020 Outlook (unaudited, in millions, except per share amounts) Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2020 Forecasts(1) (1) The forecasts are based on the below assumptions: Comparable hotel RevPAR in constant US$ will remain flat or increase 1.0%, to $187 to $189, for the low and high end of the forecast range. Comparable hotel EBITDA margins will decrease 165 basis points to 125 basis points for the low and high ends of the forecasted RevPAR range, respectively. We expect to spend approximately $310 million to $360 million on ROI capital expenditures and approximately $240 million to $290 million on renewal and replacement capital expenditures. For a discussion of additional items that may affect forecasted results, see the Notes to Supplemental Financial Information. Host Hotels & Resorts Full Year 2020 Low-end of range High-end of range Net income $496 $539 Interest expense 150 150 Depreciation and amortization 676 676 Income taxes 23 25 EBITDA 1,345 1,390 Equity investment adjustments: Equity in earnings of affiliates (10) (10) Pro rata EBITDAre of equity investments 25 25 EBITDAre 1,360 1,405 Adjusted EBITDAre $1,360 $1,405 Full Year 2020 Low-end of range High-end of range Net income $496 $539 Less: Net income attributable to non-controlling interests (6) (7) Net income attributable to Host Inc. 490 532 Adjustments: Depreciation and amortization 674 674 Equity investment adjustments: Equity in earnings of affiliates (10) (10) Pro rata FFO of equity investments 18 18 Consolidated partnership adjustments: FFO adjustment for non-controlling partnerships (1) (1) FFO adjustment for non-controlling interests of Host LP (7) (7) NAREIT FFO 1,164 1,206 Adjusted FFO $1,164 $1,206 Weighted average diluted shares - EPS, NAREIT FFO and Adjusted FFO 706.3 706.3 Diluted earnings per common share $0.69 $0.75 NAREIT FFO per diluted share $1.65 $1.71 Adjusted FFO per diluted share $1.65 $1.71 ___________

2020 Outlook

Schedule of Comparable Hotel Results for 2020 Forecasts[1]

(unaudited, in millions, except hotel statistics)

	Full Year 2020	
	Low-end of range	High-end of range
Operating profit margin [2]	12.2%	12.9%
Comparable hotel EBITDA margin [3]	28.0%	28.4%
Net income	$496	$539
Depreciation and amortization	676	676
Interest expense	150	150
Provision for income taxes	23	25
Gain on sale of property and corporate level income/expense	71	71
Non-comparable hotel results, net [4]	(175)	(183)
Comparable hotel EBITDA	$1,241	$1,278

	Low-end of range			
		Adjustments		
	GAAP Results	Non-comparable hotel results, net[4]	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues				
Rooms	$3,264	$(496)	$—	$2,768
Food and beverage	1,575	(228)	—	1,347
Other	381	(64)	—	317
Total revenues	5,220	(788)	—	4,432
Expenses				
Hotel expenses	3,804	(613)	—	3,191
Depreciation	676	—	(676)	—
Corporate and other expenses	103	—	(103)	—
Total expenses	4,583	(613)	(779)	3,191
Operating Profit - Comparable Hotel EBITDA	$637	$(175)	$779	$1,241

	High-end of range			
		Adjustments		
	GAAP Results	Non-comparable hotel results, net[4]	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues				
Rooms	$3,297	$(501)	$—	$2,796
Food and beverage	1,620	(235)	—	1,385
Other	387	(65)	—	322
Total revenues	5,304	(801)	—	4,503
Expenses				
Hotel expenses	3,843	(618)	—	3,225
Depreciation and amortization	676	—	(676)	—
Corporate and other expenses	103	—	(103)	—
Total expenses	4,622	(618)	(779)	3,225
Operating Profit - Comparable Hotel EBITDA	$682	$(183)	$779	$1,278

———————

(1) Forecast comparable hotel results include 74 hotels (of our 80 hotels owned at December 31, 2019) that we have assumed will be classified as comparable as of December 31, 2020. This includes the 1 Hotel South Beach which was acquired in February 2019, based on a change in our definition of comparable hotels effective January 1, 2020 to begin including newly acquired hotels immediately, on a pro forma basis. See "Comparable Hotel Operating Statistics" in the Notes to Supplemental Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2020. Also, see the notes to the "Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2020 Forecasts" for other forecast assumptions and further discussion of transactions affecting our comparable hotel set.

The tables above reflect the following compared to 2019, for the low and high end of the forecast range:

- Comparable hotel revenue growth of 0.5% to 2%;
- Comparable hotel expense growth of 3% to 4%; and
- Comparable hotel EBITDA decline of 5% to 2.5%.

(2) Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the condensed consolidated statements of operations.

(3) Comparable hotel EBITDA margin is calculated as the comparable hotel EBITDA divided by the comparable hotel revenues per the tables above.

(4) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our leased office spaces and other non-hotel income. The following hotels are expected to be non-comparable for full-year forecast:

Renovations:

- San Francisco Marriott Marquis (business disruption beginning in the third quarter of 2018)
- San Antonio Marriott Rivercenter (business disruption beginning in the second quarter of 2019)
- Minneapolis Marriott City Center (business disruption beginning in the fourth quarter of 2019)
- New York Marriott Marquis (business disruption expected in 2020)
- Hyatt Regency Maui Resort & Spa (business disruption expected in 2020)
- JW Marriott Atlanta Buckhead (business disruption expected in 2020)

37

Host Hotels & Resorts

Notes to Supplemental Financial Information Host Hotels & Resorts

Notes to Supplemental Financial Information Forecasts Our forecast of diluted earnings per common share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Comparable Hotel Operating Statistics To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties: (i) that are owned or leased by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared; and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared. The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation. Historically, we have not included an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the 1 Hotel South Beach in February 2019 and therefore it is not included in our comparable hotels for 2019. We are, however, making a change to this policy going forward, which is explained below under “2020 Comparable Hotel Definition Change.” Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable. Host Hotels & Resorts

Notes to Supplemental Financial Information Comparable Hotel Operating Statistics (continued) 2020 Comparable Hotel Definition Change Effective January 1, 2020, the Company will adjust its definition of comparable hotels to include recent acquisitions on a pro forma basis assuming they have comparable operating environments. Operating results for acquisitions in the current and prior year will be reflected for full calendar years, to include results for periods prior to Company ownership. Management believes this will provide investors a better understanding of underlying growth trends for the Company’s current portfolio. As a result, the 1 Hotel South Beach is expected to be included in the comparable hotel set for the year ended December 31, 2020. Under the prior comparable hotel definition, the estimated 2020 range for comparable hotel RevPAR growth would have been reduced by 10 basis points. 2019 Comparable Hotels Of the 80 hotels that we owned on December 31, 2019, 72 have been classified as comparable hotels. The operating results of the following hotels that we owned as of December 31, 2019 are excluded from comparable hotel results for these periods: Andaz Maui at Wailea Resort (acquired in March 2018); Grand Hyatt San Francisco (acquired in March 2018); Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018); 1 Hotel South Beach (acquired in February 2019); The Ritz-Carlton, Naples, removed in the second quarter of 2018 (business disruption due to extensive renovations including restoration of the façade that required closure of the hotel for over two months, coordinated with renovation and expansion of restaurant areas and renovation to the spa and ballrooms); San Francisco Marriott Marquis, removed in the third quarter of 2018 (business disruption due to renovations of guestrooms, ballrooms, meeting space, and extensive renovations of the main lobby); San Antonio Marriott Rivercenter, removed in the second quarter of 2019 (business disruption due to renovations of guestrooms, conversion of public areas into meeting space, and an extensive repositioning of the lobby area); and Minneapolis Marriott City Center, removed in the fourth quarter of 2019 (business disruption due to renovations of guestrooms, ballroom, meeting space and redesign of the lobby). The operating results of 18 hotels disposed of in 2019 and 2018 are not included in comparable hotel results for the periods presented herein. Host Hotels & Resorts Non-GAAP Financial Measures Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, (iv) NOI, (v) Comparable Hotel Property Level Operating Results, (vi) Credit Facility Leverage and Fixed Charge Coverage Ratios and (vii) Senior Notes EBITDA to Interest Coverage Ratio. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) NAREIT FFO and NAREIT FFO per Diluted Share We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. The adoption did not result in a change in the way we calculate NAREIT FFO. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis. We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance. Adjusted FFO per Diluted Share We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share: Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of corporate income tax rates from 35% to 21% caused by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce the deferred tax assets and increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and therefore excluded this item from Adjusted FFO. EBITDA and NOI Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and EBITDA multiples (calculated as sales price divided by EBITDA) as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. Management also uses NOI when calculating capitalization rates (“Cap Rates”) to evaluate acquisitions and dispositions. For a specific hotel, NOI is calculated as the hotel or entity level EBITDA less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. Cap Rates are calculated as NOI divided by sales price. Management believes using Cap Rates allows for a consistent valuation method in comparing the purchase or sale value of properties. EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last such adjustment was a 2013 exclusion of a gain from an eminent domain claim. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre, Adjusted EBITDAre and NOI We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA, EBITDAre, Adjusted EBITDAre, and NOI, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, with the exception of NOI), interest expense (for EBITDA, EBITDAre, Adjusted EBITDAre and NOI purposes only) and other items have been and will be made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share, Adjusted FFO per diluted share and NOI presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and NOI should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit. Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities. Comparable Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable properties after removing the impact of the Company’s capital structure (primarily interest expense), and its asset base (primarily depreciation and amortization). Corporate-level costs and expenses are also removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information into the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s comparable properties in the aggregate. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Because of the elimination of corporate-level costs and expenses, gains or losses on disposition and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate the performance of our Company as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. Credit Facility Leverage and Fixed Charge Coverage Ratios and Senior Notes EBITDA to Interest Coverage Ratio Host’s credit facility and senior notes indenture contain certain financial covenants, including allowable leverage, fixed charge coverage and EBITDA to interest coverage ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”) and senior notes indenture (“Adjusted Senior Notes EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. The EBITDA to interest coverage ratio is defined as Adjusted Senior Notes EBITDA to interest expense as defined by our senior notes indenture. These calculations are based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. Under the terms of the credit facility and senior notes indenture, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. In this presentation we have presented our credit facility leverage and fixed charge coverage ratios and senior notes EBITDA to interest coverage ratio, which are considered non-GAAP financial measures. Management believes these financial ratios provide useful information to investors regarding our ability to access the capital markets and in particular debt financing. Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Host Hotels & Resorts